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                                                                   Exhibit 10.14

                             NON-EMPLOYEE DIRECTORS'
                         LONG-TERM STOCK INCENTIVE PLAN

              (As Amended and Restated Effective February 11, 2002)

Section 1.  Purpose:

The Non-Employee Directors' Long-Term Stock Incentive Plan (the "Plan") has been adopted to encourage and create significant ownership of Common Stock among the non-employee members of the Board of Directors of the Company. Additional purposes of the Plan include:

..     To provide meaningful incentive to outside Directors for making substantial contributions to the Company Group's long-term business growth;

..     To closely align the interests of the outside Directors with those of
Company shareholders by providing opportunities to build significant longer term stock ownership.

Section 2.  Definitions:

..     Award means any Stock Option or Stock Award granted under the Plan.

..     Board means the Company's Board of Directors.

..     Code means the Internal Revenue Code of 1986, as amended from time to time.

..     Committee means a committee of not less than two non-employee members of the Board, appointed by the Board to administer the Plan. The Committee shall be comprised of members who qualify to administer this Plan as contemplated by both
(a) Rule 16b-3 under the 1934 Act or any successor rule and (b) Section 162(m) of the Code.

..     Common Stock means the Common Stock of the Company.

..     Company means John Hancock Financial Services, Inc., a corporation established under the laws of the State of Delaware.

..     Early Retirement Age means age 60 with 10 years of service as a member of the Board of the Company or John Hancock Life Insurance Company.

..     Fair Market Value means, with respect to Common Stock, the fair market value of such property as determined by the Committee in good faith in such manner as shall be established by the Committee from time to time. Under no circumstances shall the Fair Market Value be less than the par value of the Common Stock. Any time that the Common Stock is traded on a public market, Fair Market Value means the mean of the reported high and low sale prices of the shares of Common Stock on the principal exchange on which the Stock is traded on such date, or if no Common Stock is traded on such date, on the most recent date on which Common Stock was traded, as reflected on such principal exchange.

..     Mandatory Retirement Age means the mandatory retirement age as established by the Board from time to time.

..     Shares means shares of the Common Stock of the Company.

..     Stock Award means an Award to an Eligible Director comprised of Common
Stock or valued by reference to Common Stock granted under Section 6(a) of the Plan.

..     Stock Option means an Award in the form of the right to purchase a specified number of Shares at a

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specified price during a specified period. Stock Options under the Plan are not intended to meet the requirements of Section 422 of the Code or any successor provision.

Section 3.  Effective Dates:

The Plan shall be effective as of the date of approval of the Plan by the Company's shareholders. No Awards may be made under the Plan after ten years from the date of approval or earlier termination of the Plan by the Board.

Section 4.  Administration:

The Plan shall be administered by the Committee. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable. The Committee shall also have full discretion to interpret the provisions of the Plan.

Section 5.  Eligibility:

Eligibility in the Plan is limited to those outside Directors of the Company ("Eligible Directors") who either (1) have never been an employee of the Company or the John Hancock Life Insurance Company; or (2) have served on the Policy Committee of the Company or the John Hancock Life Insurance Company and who continue to serve on the Board of Directors of the Company as a Director after retirement under the Company pension plan.

Section 6.  Stock Available for Awards:

(a) Common Shares Available. The maximum number of Shares available for Awards under the Plan will be 1,000,000. The Shares underlying any Awards which are forfeited, cancelled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan.

(b) Adjustments. In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of assets to Company shareholders, or any other change affecting Shares, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) aggregate number of Shares that may be issued under the Plan; (ii) the number of Shares covered by each outstanding Award made under the Plan; and (iii) the option, base or purchase price per Share for any outstanding Stock Options and other Awards granted under the Plan provided that any such actions are consistently and equitably applicable to all affected participants. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants or grant commitments from an acquired entity shall not reduce the Shares available for issuance under the Plan.

Section 7.  Awards:

(a)    Annual Board Retainer.

       (1) Effective as of May 14, 2001, one half of the annual retainer (which shall be determined from time to time by the Board of Directors or the Committee) shall be paid to Eligible Directors in the form of Stock Awards. These Stock Awards shall not be subject to any restrictions. The number of shares of Stock Awards shall be based on the Fair Market Value of the Common Stock as of the first day of each quarter.

       (2) In addition, each Eligible Director may elect to utilize the cash portion of his or her annual retainer for the purchase of Common Stock. If this election is made, PaineWebber, Inc. (or any successor agent hereafter appointed) acting as an independent agent, will purchase Common Stock in the open market on behalf of the electing Director, provided that, at the option of the Committee, in lieu of any or all such open market purchases, the Company may issue and sell such shares of JHFS Stock as Stock Awards under this Plan with the number of shares issued to be determined based on a price per share equal to the Fair Market Value of a share of the JHFS Stock on the date of such payment under this Plan.

       (3) For Eligible Directors who elect to defer the receipt of their annual retainers under the Deferred

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Compensation Plan for Directors of John Hancock Financial Services, Inc. (the
"Deferred Compensation Plan"), a corresponding portion of the amount deferred shall be held for the Eligible Director's benefit under the Deferred Compensation Plan in the form of deferred stock units. Deferred stock units are not actual shares of stock and cannot be settled in or surrendered for shares of stock. Instead, they are distinct investments administered by the Company under the Company's Deferred Compensation Plan for Directors that provide a return on the deferred amount equal to the return that would occur if the deferred amount were actually used to purchase shares of Common Stock, including the immediate reinvestment of cash dividends when paid into shares of Common Stock. Holders of deferred stock units have no voting rights or any attributes of stock ownership other than such equivalent economic return. The number of deferred stock units received by each Eligible Director under this paragraph shall be equal to the amount deferred divided by the per share Fair Market Value of Common Stock on the date any amount deferred would have been paid, but for the deferral.

       (4) An Eligible Director who purchases Common Stock (or deferred stock units) pursuant to subparagraph 2 or 3, above, shall be provided with matching number of shares of JHFS Stock (or deferred stock units) equal to 25% (50% for the first eight quarterly payments commencing after shareholder approval of this plan) of the number of shares of Common Stock (or deferred stock units) purchased under subparagraph 2 or 3. The additional Common Stock provided under this subparagraph shall be referred to as Restricted Common Stock. The additional deferred stock units ("Restricted deferred stock units") shall be held under the Deferred Compensation Plan on behalf of the Eligible Directors. Both the Restricted Common Stock and the Restricted deferred stock units shall be subject to forfeiture by the Eligible Director if (i) his service as a Director for the Company terminates within three years of the of the Award (or the establishment of the Restricted deferred stock units), unless the termination results from death, disability, the attainment of Mandatory Retirement Age, or after the attainment of Early Retirement Age; or (ii) the Eligible Director sells any of the non-deferred Common Stock which he or she elected receive under subparagraph 2 of this section within three years of the receipt of that stock, or transfers any of the deferred stock units which he or she received under subparagraph 3 of this section within three years of the establishment of those deferred stock units. Subparagraph (ii) shall not apply for an Eligible Director who attains his or her Mandatory Retirement Age. These restrictions will cease to apply and any Restricted Common Stock and Restricted deferred stock units subject to such restrictions will become nonforfeitable if there is a Change in Control of the Company, as defined in the John Hancock Financial Services, Inc. Pension Plan.

(b) Stock Options. For calendar year 2001, each Eligible Director shall be given a grant of 15,000 Stock Options. Thereafter, each Eligible Director shall be given an annual grant of 5,000 Stock Options, except that for each new Eligible Director elected to the Board on or after May 14, 2001, such new Eligible Director shall be entitled to a grant of 15,000 Stock Options upon his or her election to the Board and will not be eligible for the annual grant of 5,000 Stock Options during the year of his or her election. Except for the first year grant of Stock Options for newly hired Directors, all grants of Stock Options under this Plan shall be made on the date of the annual meeting of the shareholders of the Company.

The Stock Options awarded under this Plan shall have a term of five years and shall be exercisable immediately. For an Eligible Director who has terminates his service as a Director after having attained Early Retirement Age or because he or she has attained Mandatory Retirement Age, any unexercised Stock Options shall continue for the remaining period of their original term. For an Eligible Director who terminates not having attained either Early Retirement Age or Mandatory Retirement Age, any unexercised Stock Options shall continue for the lesser of one year from the date of termination or the remaining period of the original term.

A Stock Option shall confer on each Eligible Director the right to purchase the specified number of Shares from the Company. The Committee shall establish the option price at the time each Stock Option is awarded, provided that price shall not be less than 100% of the Fair Market Value on the date of the grant. The recipient of a Stock Option grant shall pay for the Shares at the time of exercise in cash or such other forms as the Committee may approve, including Shares valued at their Fair Market Value on the date of exercise, or in a combination of forms. The Committee may also permit Eligible Directors to have the option price delivered to the Company by a broker pursuant to an arrangement whereby the Company, upon irrevocable instructions from an Eligible Director delivers the exercised Shares to the broker.

Section 8.  General Provisions Applicable to Awards:

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(a)    Transferability. Except as permitted by the Committee in its sole discretion, Awards under the Plan will be non-transferable and accordingly shall not be assignable, alienable, saleable or otherwise transferable other than by will or the laws of descent and distribution.

(b) General Restriction. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any Award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the grant or settlement thereof, such Award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c) Grant Terms and Conditions. Subject to the other provisions of the Plan, the Committee shall determine the provisions and duration of grants made under this Plan, including the option prices for all Stock Options, the consideration, if any, to be required from Eligible Directors for Stock Awards, and the conditions under which an Eligible Director will retain rights under this Plan in the event of the participant's termination of employment while holding any outstanding Awards.

(d) Tax Withholding. The Company shall have the right to deduct from any settlement of an Award, including the delivery or vesting of Shares, made under the Plan, a sufficient amount to cover any required withholding of any federal, state or local taxes required by law or to take such other actions as may be necessary to satisfy any such withholding obligations. The Committee may require or permit Shares to be used to satisfy required tax withholding and such Shares shall be valued at their Fair Market Value on the date the tax withholding is effective.

(e) Documentation of Grants. Awards made under the Plan shall be evidenced by written agreements or such other appropriate documentation as the Committee shall prescribe. The Committee need not require the execution of any instrument or acknowledgment of notice of an Award under the Plan, in which case acceptance of such Award by the respective Eligible Director will constitute agreement to the terms of the Award.

(f) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Shares, or other Awards. The Committee may require or permit an Eligible Director to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash.

(g) Change in Control. In order to preserve an Eligible Director's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable,
(iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provisions as the Committee may consider equitable and in the best interests of the Company.

Section 9.  Miscellaneous:

(a) Plan Amendment. The Board may amend the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no amendment without the approval of the Company's shareholders shall be made which would (i) increase the total number of Shares available for issuance under the Plan; or
(ii) cause the Plan not to comply with Rule 16b-3 of the 1934 Act.

(b) No Right to Continued Service. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving an Eligible Director the right to continued service as a Director of the Company. The Company expressly reserves the right at any time to dismiss an Eligible Director free from any liability or claim under the Plan, except as expressly provided by an applicable agreement or other documentation of an Award.

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(c)    No Rights as Shareholder. Only upon issuance of Shares to an Eligible
Director (and only in respect to such Shares) shall the Eligible Director obtain the rights of a shareholder, subject, however, to any limitations imposed by the terms of the applicable Award.

(d) No Fractional Shares. No fractional shares shall be issued under the Plan. However, the Committee may provide for a cash payment as settlement in lieu of any fractional shares.

(e) Unfunded Plan. The Plan shall be unfunded and shall not create, or be construed to create a trust or separate fund(s). Likewise, the Plan shall not establish any fiduciary relationship between the Company and any Eligible Director or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such right shall be no greater than the right of an unsecured general creditor.

(f) Successors and Assignees. The Plan shall be binding on all successors and assignees of an Eligible Director, including, without limitation, the estate of such Eligible Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Eligible Director's creditors.

(g) Governing Law. The validity, construction and effect to the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

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